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                                                                       EXHIBIT E


                    Form of Transitional Services Agreement
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                                                                       EXHIBIT E







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                         TRANSITIONAL SERVICES AGREEMENT

                                     BETWEEN

                         WEATHERFORD INTERNATIONAL, INC.

                                       AND

                  WEATHERFORD GLOBAL COMPRESSION SERVICES, L.P.

                                          , 2000
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                         TRANSITIONAL SERVICES AGREEMENT

         This Transitional Services Agreement (this "Agreement") is entered into as of _____, 2000, between Weatherford International, Inc., a Delaware corporation ("Weatherford"), and Weatherford Global Compression Services, L.P., a Delaware limited partnership (the "Partnership").

                                   WITNESSETH

         WHEREAS, Enterra Compression Company, a Delaware corporation (the "Company"), WEUS Holding, Inc., a Delaware corporation and a stockholder of the Company ("WEUS"), Weatherford International, Inc., a Delaware corporation and the parent of WEUS ("Weatherford"), Universal Compression Holdings, Inc., a Delaware corporation ("Parent"), and Universal Compression, Inc., a Texas corporation and wholly owned subsidiary of Parent ("Merger Subsidiary"), are parties to a certain Agreement and Plan of Merger ("Merger Agreement"), dated as of October 23, 2000;

         WHEREAS, pursuant to the Merger Agreement, Parent has agreed to acquire the Partnership and certain of its affiliates by way of a merger of the Company, as the parent of such entities, with and into Merger Subsidiary, with Merger Subsidiary being the surviving corporation in such merger (the "Merger"); and

         WHEREAS, prior to the Merger, Weatherford will acquire all of the interest held by GE Capital Corporation, a New York corporation, in the Partnership and related assets and operations under the terms of that certain Purchase Agreement by and among Weatherford, WEUS, the Company and Global Compression Services, Inc., a Delaware corporation dated October 23, 2000 (the "GC Agreement") such that, immediately after the Merger, Parent will own 100% of the Partnership, its related assets and operations (other than the Excluded Assets, as such term is defined in the Merger Agreement);

         WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Weatherford Merger Agreement and the GC Agreement that Weatherford and the Partnership enter into this Agreement;

         WHEREAS, Weatherford and the Partnership desire for Weatherford and its affiliates to provide certain services to the Partnership for a limited time following the consummation of the mergers contemplated by the Merger Agreement and the GC Agreement; and

         NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

                                   ARTICLE 1
                                   DEFINITIONS

               All capitalized terms or other defined terms used but not defined in this Agreement are used in this Agreement with the meanings assigned thereto in the Merger Agreement.




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                                   ARTICLE 2
                                    SERVICES

         2.1 SERVICES.

               (a) From and after the Effective Time until the [ ]day after the Effective Time (the "Services Period"), Weatherford agrees to provide, or cause its affiliates to provide, to the Partnership the services described in EXHIBIT A hereto (the "Service(s)").

               (b) Weatherford shall continue to permit the Partnership to lease the property located at 8920 Point Six Circle, Houston, Texas [under the terms of the existing Lease Agreement and Sublease Agreement]; provided, however, the Partnership shall vacate such property prior to the 90th day following the Effective Time.

         2.2 EARLY TERMINATION OF SERVICES. Notwithstanding anything to the contrary in this Agreement, the Partnership shall use commercially reasonable efforts to eliminate its need for the Services prior to the expiration of the Services Period. With respect to any Service (or portion thereof) that the Partnership no longer requires Weatherford to perform, the Partnership shall promptly notify Weatherford that such Service (or portion thereof) is no longer required, and from and after receipt by Weatherford of such notice, such Service (or portion thereof) will no longer be required under this Agreement, and neither Weatherford nor the Partnership will have any further obligations with respect thereto, including but not limited to, compensation and reimbursement for such Service; provided, however, that the Partnership shall not be relieved of its obligation to pay the Partnership for all such Service(s) provided to the Partnership prior to the time of termination of such Service(s).

         2.3 COMPENSATION AND REIMBURSEMENT. In connection with the provision of the Services, Weatherford will allocate to the Partnership a proportional amount of the costs and expenses of Weatherford's respective departments to the extent they relate to matters associated with the Services. The Partnership agrees to pay Weatherford for such proportional amount and for all additional costs, fees, expenses, penalties, taxes and interest incurred by Weatherford relating to the provision of the Services. Weatherford will prepare and submit to the Partnership a monthly statement of account and invoice setting forth in reasonable detail the amounts owed by the Partnership pursuant to this Article 2 for the immediately preceding month. [In consideration for Weatherford's agreement to provide and administer the Services under this Agreement, the Partnership also agrees to pay to Weatherford a management fee equal to 10% of the total amount of the proportional amount of the costs and expenses of the various Weatherford departments allocated to the Partnership.] Such management fee shall be added to each monthly statement of account and invoice sent to the Partnership. The Partnership agrees to pay to Weatherford, by wire transfer in immediately available U.S. funds, all amounts owed and due under this Agreement within 30 days of receipt of such monthly statement of account and invoice. Interest at the rate of 10% per annum, compounded monthly, will accrue and will be payable with respect to any amounts due and not paid by the Partnership until such amounts, and any interest thereon, have been paid.

         2.4 TERM AND TERMINATION. Subject to the provisions of Section 2.2 hereof, the term of this Agreement shall commence at the Effective Time and shall continue until the end of the




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Services Period or until Weatherford and the Partnership agree in writing to terminate this Agreement. The termination of this Agreement shall not release
(i) either party from its liability to the other party under this Agreement arising from a breach of this Agreement, (ii) either party from its rights and obligations under Article 3, or (iii) the Partnership from its payment obligations under Sections 2.1 and 2.3.



                                   ARTICLE 3
                      ALLOCATION OF LIABILITY; RELATIONSHIP

         3.1 WAIVER AND INDEMNIFICATION. THE PARTNERSHIP HEREBY WAIVES ANY AND ALL CLAIMS AGAINST WEATHERFORD, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (THE "WEATHERFORD PARTIES") FOR DAMAGES RESULTING FROM PERFORMANCE OF, ERROR OR DELAY IN PERFORMANCE, ATTEMPTING TO PERFORM OR FAILING TO PERFORM, ANY RESPONSIBILITIES HEREUNDER, OR ANY DAMAGES OF ANY KIND RELATED THERETO, INCLUDING CLAIMS ARISING AS A RESULT OF THE EXPRESS NEGLIGENCE OF SUCH PERSONS UNLESS SUCH DAMAGES RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS. FURTHER, THE PARTNERSHIP HEREBY AGREES TO DEFEND, INDEMNIFY, AND HOLD WEATHERFORD, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES HARMLESS TO THE EXTENT OF THE PARTNERSHIP'S PARTICIPATION THEREIN AGAINST ANY AND ALL CLAIMS, DAMAGES, CAUSES OF ACTION, AND LEGAL LIABILITIES ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, THIS AGREEMENT OR ANY ACT OR OMISSION IN THE PERFORMANCE BY SUCH PERSONS OF THEIR RESPONSIBILITIES HEREUNDER, INCLUDING DAMAGES, CAUSES OF ACTION, AND LEGAL LIABILITIES ARISING AS A RESULT OF THE NEGLIGENCE OF SUCH PERSONS, UNLESS SUCH DAMAGES RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PERSONS SEEKING INDEMNIFICATION.

         3.2 LIMITATION ON WARRANTIES AND CONSEQUENTIAL DAMAGES. NONE OF THE WEATHERFORD PARTIES MAKES ANY WARRANTIES OR REPRESENTATIONS REGARDING SERVICES PROVIDED PURSUANT TO THIS AGREEMENT OTHER THAN THOSE EXPRESSED IN THIS AGREEMENT, AND NONE OF THE WEATHERFORD PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. SUCH SERVICES ARE FURNISHED ON AN "AS IS" BASIS, AND NONE OF THE WEATHERFORD PARTIES ASSUMES ANY RESPONSIBILITY FOR ANY DAMAGE OR LOSS (INCLUDING, WITHOUT LIMITATION, ANY CONSEQUENTIAL, EXEMPLARY OR SPECIAL DAMAGES OR LOST PROFITS) ARISING OUT OF, RESULTING FROM, OR CAUSED BY SERVICES FURNISHED.




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         3.3 EXPRESS NEGLIGENCE. THE INDEMNITIES SET FORTH IN THIS ARTICLE 3 ARE
INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE, OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE WEATHERFORD PARTIES.

         3.4 INDEPENDENT CONTRACTOR. IN PERFORMING THE SERVICES HEREUNDER, THE PARTNERSHIP AND WEATHERFORD ACKNOWLEDGE AND AGREE THAT THE WEATHERFORD PARTIES AND THEIR RESPECTIVE REPRESENTATIVES SHALL BE CONSIDERED INDEPENDENT CONTRACTORS WITH RESPECT TO THE PARTNERSHIP AND SHALL UNDER NO CIRCUMSTANCES BE DEEMED TO BE AN EMPLOYEE, AGENT, PARTNER, OR JOINT VENTURER OF THE PARTNERSHIP. ADDITIONALLY, WEATHERFORD SHALL HAVE THE EXCLUSIVE AUTHORITY AND RESPONSIBILITY TO SELECT THE MEANS, MANNER, AND METHOD OF PERFORMING THE SERVICES REQUIRED TO BE CAUSED TO BE PERFORMED BY IT HEREUNDER.


                                    ARTICLE 4
                                  MISCELLANEOUS

         4.1 AUDIT RIGHT. Upon reasonable prior written request, the Partnership shall have the right to audit Weatherford's calculations, and schedules thereto, of the costs and expenses for the services provided hereunder. Upon the request of the Partnership, Weatherford shall provide the Partnership with copies of invoices relating to any third party costs and expenses relating to the Services.

         4.2 COMPLETE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between Weatherford and the Partnership with respect to the subject matter hereof and supersedes all other agreements, representations, warranties, statements, promises, and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement may not be amended, altered, or modified except by a writing signed by duly authorized officers of Weatherford and the Partnership.

         4.3 NOTICES.

               (a) Addresses. All notices under this Agreement must be in writing and delivered by personal service; certified or registered mail, postage prepaid, return receipt requested; nationally-recognized overnight courier, courier charges prepaid; or facsimile transmission (followed by telephone confirmation of receipt), to Weatherford or the Partnership, as applicable, at the addresses herein set forth.




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               The addresses for notices are as follows:

                    Weatherford International, Inc.
                    515 Post Oak Park, Suite 600
                    Houston, Texas  77027-3415
                    Attention:  Vice President - Legal
                    Facsimile:  (713) 693-4481
                    Confirm:    (713) 693-4178

                    Weatherford Global Compression Services, L.P.
                    4440 Brittmoore, Road
                    Houston, Texas  77041
                    Attention:  General Counsel
                    Facsimile:  (713) 466-6720
                    Confirm:    (713) 335-7000

               (b) Effective Date of Notices, etc. All notices, demands, and requests will be effective upon actual receipt or, in the case of delivery by facsimile transmission, the completion of such transmission during the normal business hours of the recipient. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as provided in Section 4.3(c) will be deemed to be receipt of the notice, demand, or request sent.

               (c) Changes. By giving to the other party at least 10 Business Days' written notice thereof, a party and its respective permitted successors and permitted assigns will have the right from time to time and at any time during the term of this Agreement to change their respective addresses for notices and each will have the right to specify, as its or his address for notices, any other address within the United States of America.

         4.4 VALIDITY. Any provision hereof that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         4.5 ASSIGNMENT; OTHER BENEFITS. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Neither party to this Agreement may assign its rights under this Agreement without the prior written consent of the other party; provided, however, Weatherford may assign any of its rights and obligations under this Agreement to any of its affiliates, of which Weatherford beneficially owns or controls at least 50% of the equity or other interests of such affiliate, without the consent of the Partnership.

         4.6 GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the internal laws of the State of Texas, without reference to or application of any conflicts of laws principles.



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         4.7 WAIVER. No consent or waiver, express or implied, by a party hereto to or of any breach or default by the other party hereto in the performance by such other party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, will not constitute a waiver by such party of its rights hereunder. The giving of consent by a party in any one instance will not limit or waive the necessity to obtain such party's consent in any future instance.

         4.8 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, will include all other genders; and the singular will include the plural and vice versa. The headings of the Articles and Sections of this Agreement are included for convenience only and will not be deemed to constitute part of this Agreement or to affect the construction hereof or thereof.

         4.9 FORCE MAJEURE. Except for the obligation of the Partnership to make payments hereunder when due and the indemnification obligations arising hereunder, neither party shall be liable for delays in performance or for non-performance, directly occasioned or caused by Force Majeure. "Force Majeure" means any event beyond the reasonable control of the party claiming to be affected thereby including without limitation acts of God, storms, floods, war, fire, strikes, lockouts or differences with workers, acts of the public enemy, insurrections, riots, or rules or regulations of any governmental authority asserting jurisdiction or control, compliance with which makes continuance of operations impossible. Inability of either party to secure funds shall not be regarded as Force Majeure. Upon the occurrence of Force Majeure, the party affected shall give prompt notice thereof to the other party and shall, at its cost and expense, do all things reasonable to remove or mitigate its effect.

         4.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

         4.11 FURTHER ASSURANCES. Each party agrees to do all acts and things and to make, execute, and deliver such written instruments, as will from time to time be reasonably required to carry out the terms and provisions of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth in the introduction to this Agreement.



                                  WEATHERFORD INTERNATIONAL, INC.


                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                  WEATHERFORD GLOBAL COMPRESSION
                                        SERVICES, L.P.


                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------




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                                    EXHIBIT A

                       TO TRANSITIONAL SERVICES AGREEMENT

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                                      A-1